Exhibit 99.1

PRESS RELEASE

Blackbaud Adopts Limited Duration Stockholder Rights Plan

Charleston, S.C. (October 11, 2022) — Blackbaud (NASDAQ: BLKB) today announced that its Board of Directors has unanimously adopted a limited duration stockholder rights plan (the “Rights Plan”).

The Rights Plan is intended to enable all stockholders to realize the full value of their investment in Blackbaud. The Rights Plan will reduce the likelihood that any entity, person or group gains control of Blackbaud through open-market accumulation without paying all stockholders an appropriate control premium. The Rights Plan is also intended to provide the Board sufficient time to make informed judgments and take actions that are in the best interests of Blackbaud and all of its stockholders.

Under the Rights Plan, the rights will become exercisable if an entity, person or group acquires beneficial ownership of 20% or more of Blackbaud’s outstanding common stock in a transaction not approved by the Board. In the event that the rights become exercisable due to the ownership threshold being crossed, each right will entitle its holder (other than the person, entity or group triggering the Rights Plan, whose rights will become void and will not be exercisable) to purchase additional shares of common stock having a then-current market value of twice the exercise price of the right.

Subject to the terms of the Rights Plan, the rights will expire on October 2, 2023.

Additional information regarding the Rights Plan will be contained in a Form 8-K to be filed by Blackbaud with the U.S. Securities and Exchange Commission (the “SEC”).

About Blackbaud

Blackbaud (NASDAQ: BLKB) is the world's leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility (CSR) and environmental, social and governance (ESG), school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than four decades, Blackbaud is a remote-first company headquartered in Charleston, South Carolina, with operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit  www.blackbaud.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

1

Media Inquiries
media@blackbaud.com

Investor Contact
Steve Hufford
Director, Investor Relations
IR@blackbaud.com

Forward-looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Rights Plan and the rights. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of the integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; uncertainty regarding the COVID-19 disruption; potential litigation involving Blackbaud; and the other risk factors set forth from time to time in Blackbaud’s SEC filings, including the Annual Report on Form 10-K filed with the SEC on March 1, 2022 and the Quarterly Report on Form 10-Q filed with the SEC on August 4, 2022, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

2